Exhibit 99.01

For Immediate Release

Contacts:

John Ritchie / EFI

Chief Financial Officer

650.357.3500

JoAnn Horne

Market Street Partners

415.445.3235

EFI to Acquire Jetrion LLC

Innovative Pioneer in Label and Packaging Printing Expands EFI’s

Leadership in Inkjet Solutions to the Industrial Print Market

Foster City, Calif. – Sept. 27, 2006 – EFI (Nasdaq: EFII), the world leader in digital controllers, superwide format inkjet printers and inks, and print management solutions, today announced it has signed an agreement to acquire privately held Jetrion LLC, a subsidiary of Flint Group Incorporated, for approximately $40 million in cash. Jetrion is a leading innovator of inkjet printers, inks and custom printing systems for the label and packaging industries. EFI expects the transaction to close in the fourth quarter of 2006, subject to certain closing conditions.

“Jetrion’s advanced technology and very talented team are great additions to our inkjet business and are a key element in fulfilling our strategy to expand our presence in the industrial inkjet market,” said Guy Gecht, EFI CEO. “We are especially impressed with Jetrion’s packaging and label printing expertise, and we see this as an emerging market opportunity for digital printing given the increasing demand for short-runs, variable content and fast turn-around in these segments. In addition, the Jetrion and VUTEk development capabilities complement each other quite nicely. Combining EFI’s leadership in precision color and intelligent, high speed Raster Image Processing (RIP) technology with the market-leading innovation of the VUTEk and Jetrion product lines will give us multiple opportunities to share expertise, benefiting all of our products.”

“We are excited to join the EFI team and be able to leverage their global reputation, vast industry relationships and financial strength to gain greater market reach and provide our valued customers with an even higher quality of service,” said Dr. Kenneth Stack, president of Jetrion. “Our customers and employees will also benefit from EFI’s culture of innovation and technical depth, allowing us to remain competitive and forward-thinking.”

The acquisition is expected to add between $3 million and $5 million in revenues to EFI’s fourth quarter results with an immaterial impact on pro forma earnings. For the full year 2006, Jetrion is expected to post revenues of approximately $16 million to $18 million. The Jetrion products are currently anticipated to show top line growth of 30-40 percent in 2007 and again have an immaterial impact to pro forma earnings as EFI makes investments to expand the Jetrion product line and distribution.

Jetrion is headquartered in Ypsilanti, Michigan, with approximately 50 employees. A wholly-owned subsidiary of Flint Group, Jetrion specializes in digital printing, providing a complete spectrum of industrial inkjet systems, custom high-performance integration solutions and specialty inks to the converting, packaging and direct mail industries. They are a pioneer in hybrid digital printing systems for several high-growth digital print segments, such as labels and packaging, which require variable printing capabilities, and recently announced plans for a full color UV inkjet label press.

About EFI

EFI (www.efi.com) is the world leader in digital controllers, superwide format printers and inks, and commercial and enterprise print management solutions. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® color print servers; superwide digital inkjet printers, UV and solvent inks; print production workflow and management information software; and corporate printing solutions. EFI maintains 22 offices worldwide.

All trademarks noted herein are the property of EFI or Jetrion.

Safe Harbor for Forward Looking Statements

The statements, “EFI expects the transaction to close in the fourth quarter of 2006” and “are a key element in fulfilling our strategy to expand our presence in the industrial inkjet market” and “we see this as an emerging market opportunity for digital printing given the increasing demand for short-runs, variable content and fast turn-around in these segments” and “Combining EFI’s leadership in precision color and intelligent, high speed Raster Image Processing (RIP) technology with the market-leading innovation of the VUTEk and Jetrion product lines will give us multiple opportunities to share expertise, benefiting all of our products” and “We are excited to join the EFI team and be able to leverage their global reputation, vast industry relationships and financial strength to gain greater market reach and provide our valued customers with an even higher quality of service” and “Our customers and employees will also benefit from EFI’s culture of innovation and technical depth, allowing us to remain competitive and forward-thinking” and “The acquisition is expected to add between $3 million and $5 million in revenues to EFI’s fourth quarter results with an immaterial impact on pro forma earnings “ and “For the full year 2006, Jetrion is expected to post revenues of approximately $16 million to $18 million” and The Jetrion products are currently anticipated to show top line growth of 30%-40% in 2007 and again have an immaterial impact to pro forma earnings as EFI makes investments to expand the Jetrion product line and distribution” are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to certain risks and uncertainties that could cause actual future results to differ materially, including, but not necessarily limited to, the following: (1) Management’s ability to forecast revenues and control expenses, especially on a quarterly basis, continues to be a challenge. Unexpected declines in revenue without a corresponding and timely decline in expenses could have a material adverse effect on results of operations; (2) current world-wide financial/economic difficulties continue including variations in foreign exchange rates; (3) variations in growth rates or declines in the printing and imaging market across various geographic regions may cause a material impact in our results; (4) changes in historic customer order patterns, including changes in customer and channel inventory levels may cause a material impact in our results; (5) changes in the mix of products sold leads to variations in results; (6) market acceptance of new products and contribution to EFI’s revenue cannot be assured; (7) delays in product delivery can cause quarterly revenues and income to fall significantly short of anticipated levels; (8) competition and/or market factors in the various markets may pressure EFI to reduce prices on certain products; (9) competition with products internally developed by EFI’s customers may result in declines in EFI sales and revenues; (10) excess or obsolete inventory and variations in inventory valuation may cause a material impact in our results; (11) continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments may not be assured; (12) timely and qualitative execution in the manufacturing of products may not be assured; (13) litigation involving intellectual property or other matters may cause a material impact in our results; (14) our ability to adequately service our debt; (15) our ability to successfully integrate acquired businesses with our own without operational disruption to their business or ours, loss of sales, unexpected costs or adverse impact on relations with customers or suppliers; (16) our financial results as filed on Form 10-Q and Form 10-K may differ from the results included in our earnings press releases due to the complexity in accounting rules and (17) other risk factors listed from time to time in the Company’s SEC reports. EFI undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with EFI’s business, please refer to the section entitled “Factors That Could Adversely Affect Performance” of EFI’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

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